UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2007 (September 28, 2007)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As previously reported on April 25, 2007, Alcoa Inc. (Alcoa) announced it was engaging in a strategic review of the Electrical and Electronic Solutions business (formerly the Alcoa Fujikura Limited wire harness business). On September 28, 2007, management completed its review of strategic alternatives and determined the best course of action is to improve the returns and profitability of this business through a targeted restructuring plan.

In the third quarter of 2007, Alcoa expects to record severance charges related to restructurings at various facilities associated with the Electrical and Electronic Solutions business. Additionally, Alcoa expects to record impairment charges in the third quarter of 2007 for the impairment of goodwill and various fixed assets associated with the Electrical and Electronic Solutions business.

For an estimate of the total restructuring and impairment charges to be taken in the 2007 third quarter in respect of the Electrical and Electronic Solutions business, refer to Alcoa’s press release dated October 4, 2007, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 2.06.	Material Impairments.

The information set forth above in Item 2.05, “Costs Associated with Exit or Disposal Activities” relating to the impairment charges expected to be recorded by Alcoa in the third quarter of 2007 as a result of its decision to restructure its Electrical and Electronic Solutions business is incorporated herein by reference.

As previously reported on April 25, 2007, Alcoa announced it was exploring strategic alternatives for the potential disposition of the businesses within the Packaging and Consumer segment and the Automotive Castings business. On September 28, 2007, management completed its review of strategic alternatives and determined the best course of action is to sell the Automotive Castings business and all of the businesses within the Packaging and Consumer segment, which includes Flexible Packaging, Closure Systems International, Consumer Products, and Food Packaging. As a result, Alcoa expects to record impairment charges in the third quarter of 2007 related to these businesses. For estimates of the total charges to be taken, refer to Alcoa’s press release dated October 4, 2007, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

In accordance with the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (SFAS 144), the assets, along with the associated liabilities, of the Packaging and Consumer businesses and the Automotive Castings business will be reflected as held for sale for all periods presented on Alcoa’s Consolidated Balance Sheet until their eventual disposition. The results of operations of the Automotive Castings business and the Packaging and Consumer businesses will continue to be reflected in the Engineered Solutions and Packaging and Consumer segments, respectively, until their eventual disposition, unless facts and circumstances change.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated October 4, 2007

Forward-Looking Statements

Certain statements in this report relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “targets,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Alcoa disclaims any intention or obligation, other than as required by law, to update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in global economic or aluminum industry conditions generally, including global supply and demand conditions and prices for primary aluminum, alumina and other products; (b) material adverse changes in the markets served by Alcoa, including the transportation, building, construction, distribution, packaging, industrial gas turbine and other markets; (c) Alcoa’s inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy, raw materials or employee benefit costs, labor disputes or other factors; (d) Alcoa’s inability to realize the full extent of the expected savings or benefits from its restructuring activities, to complete such activities in accordance with its planned timetable, or to assure that subsequent refinements or developments in its plans do not cause the actual charges to exceed the estimated charges; (e) changes in laws, governmental regulations or policies, currency exchange rates or competitive factors in the countries in which Alcoa operates; (f) significant legal proceedings or investigations adverse to Alcoa, including environmental, product liability, safety and health and other claims; and (g) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2006, Forms 10-Q for the quarters ended March 31, 2007 and June 30, 2007, and other reports filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Joseph R. Lucot
Joseph R. Lucot
Vice President and Controller

Dated: October 4, 2007

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EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated October 4, 2007

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